UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2020

GB Sciences, Inc.

(Exact name of Registrant as specified in its charter)

Nevada (State or other Jurisdiction of Incorporation or organization)	000-55462 (Commission File Number)	59-3733133 (IRS Employer I.D. No.)

3550 W. Teco Avenue

Las Vegas, NV 89118

(Address of Principal Executive Offices) (Zip Code)

(844) 843-2569

Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule l 4a- l 2 under the Exchange Act ( 17 CFR 240. l 4a- l 2)

☐            Pre-commencement communications pursuant to Rule l 4d-2(b) under the Exchange Act (17 CFR 240. l 4d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. l 3e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 23, 2019, the Company issued an 8% Convertible Promissory Note (the “Note”) in the face amount of $2,765,000 to Iliad Research and Trading, L.P. (“Iliad”). On April 22, 2020, the Company defaulted on its obligation to pay the Note by that date. Based upon the default, Iliad filed a lawsuit against the Company in the Third Judicial District Court of Salt Lake County, State of Utah (the “Court”). On July 14, 2020, the Court issued a judgment in favor of Iliad in the amount of $3,264,594.38 (the “Judgment”).

The material definitive agreement to which this Form 8-K relates is a Judgment Settlement Agreement (the Agreement), in which the Company agrees to pay Iliad $3,006,014.60 on or before December 8, 2020, in exchange for full settlement of the Judgment. In addition to the Company and Iliad, the Agreement was signed by Wellcana Plus LLC (“Wellcana”). Wellcana has an obligation to pay the Company $4,350,000 on or before December 8, 2020. By signing the Agreement, Wellcana agreed to pay $3,006,014.60 of what it owes the Company, directly to Iliad to satisfy the Company’s obligation to Iliad.

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GB Sciences, Inc. a Nevada corporation

Dated: November 27, 2020	By:	/s/ John Poss
John Poss
Chief Executive Officer